Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 7
TO SECOND AMENDED AND RESTATED MASTER
REPURCHASE AGREEMENT

Amendment No. 7, dated as of January 31, 2007 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), FIELDSTONE MORTGAGE COMPANY (a “Seller”) and FIELDSTONE INVESTMENT CORPORATION (a “Seller” and, together with Fieldstone Mortgage Company, the “Sellers”).

RECITALS

The Buyer and the Sellers are parties to that certain Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2005, as amended by that certain Amendment No. 1 to Second Amended and Restated Master Repurchase Agreement, dated as of October 19, 2005, Amendment No. 2 to Second Amended and Restated Master Repurchase Agreement, dated as of February 22, 2006, Amendment No. 3 to Second Amended and Restated Master Repurchase Agreement, dated as of April 27, 2006, Amendment No. 4 to Second Amended and Restated Master Repurchase Agreement, dated as of November 30, 2006, Amendment No. 5 to Second Amended and Restated Master Repurchase Agreement, dated as of December 20, 2006, and Amendment No. 6 to Second Amended and Restated Master Repurchase Agreement, dated as of December 29, 2006 (as the same may have been amended and supplemented from time to time, the “Existing Repurchase Agreement” and as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. First Amendment Period. For purposes of this Amendment, this Section 1 will be effective only for the period from and including October 1, 2006 through and including March 31, 2007 (the “First Amendment Period”). Section 14(f) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the First Amendment Period:

“(f) Maintenance of Profitability.

(A) FIC shall not permit, for any two consecutive Test Periods (other than with respect to the Test Periods set forth in (B) below), its consolidated Net Income for any Test Period, before income taxes for such Test Period, distributions made during such Test Period, and without regard to unrealized gains or losses from mark to market valuations resulting from Seller’s Interest Rate Protection Agreements during such Test Period, to be less than $1.00.

(B) FIC may permit, for the two consecutive Test Periods from and including October 1, 2006 through and including March 31, 2007, its consolidated Net Income for any Test Period, before income taxes for such Test Period, distributions made during such Test Period, and without regard to unrealized gains or losses from mark to market valuations resulting from Seller’s Interest Rate Protection Agreements during such Test Period, to be less than $1.00.”

SECTION 2. Second Amendment Period. For purposes of this Amendment, this Section 2 will be effective only for the period from and including January 31, 2007 through and including the Termination Date (the “Second Amendment Period” and together with the First Amendment Period, the “Amendment Periods”).

(i) Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Maximum Aggregate Purchase Price” in its entirety and replacing it with the following language, which amendment shall be effective solely during the Second Amendment Period:

““Maximum Aggregate Purchase Price” means THREE HUNDRED MILLION DOLLARS ($300,000,000).”

(ii) Section 14(a) of the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language, which amendment shall be effective solely during the Second Amendment Period:

“(a) Minimum Consolidated Adjusted Tangible Net Worth. The Sellers shall maintain a Consolidated Adjusted Tangible Net Worth of at least $350 million.”

SECTION 3. Conditions Precedent. This Amendment shall become effective on, with respect to Section 1, October 1, 2006 and, with respect to Section 2, January 31, 2007 (the “Amendment Effective Dates”), subject to the satisfaction of the following conditions precedent:

3.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by a duly authorized officer of the Buyer and Sellers;

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Representations and Warranties. Each of the Sellers hereby represents and warrants to the Buyer that they are in compliance with all the terms and provisions set forth in the Repurchase Agreement on their part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirm and reaffirm the representations and warranties contained in Section 13 of the Existing Repurchase Agreement.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. The amendments set forth in Section 1 and Section 2 of this Amendment shall expire upon the expiration of the applicable Amendment Period at which time the terms of the Existing Repurchase Agreement shall revert to that set forth in the Existing Repurchase Agreement and be applied on a prospective basis thereafter. Other than as expressly set forth herein, the execution of this Amendment by the Buyer shall not operate as a waiver of any of its rights, powers or privileges under the Repurchase Agreement or any other Program Agreement, including without limitation, any rights, powers or privileges relating to other existing or future breaches of, or Defaults or Events of Default under, the Repurchase Agreement or any other Program Agreement (whether the same or of a similar nature as the breaches identified herein or otherwise) except as expressly set forth herein.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,
as Buyer
By: /s/ A. Adam Loskove

Name: A. Adam Loskove Title: Vice President

Seller:	FIELDSTONE MORTGAGE COMPANY, as Seller

By: /s/ Mark C. Krebs

Name: Mark C. Krebs Title: Sr. Vice President & Treasurer

Seller:	FIELDSTONE INVESTMENT CORPORATION, as Seller

By: /s/ Mark C. Krebs

Name: Mark C. Krebs Title: Sr. Vice President & Treasurer